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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-26995, 33-28484, 33-38132, 33-39358,
33-44217 and 33-57989) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 33-79226, 33-87216 and 33-61405) of Landmark Graphics Corporation of our report dated July 26,1995, relating to the financial statements of Landmark Graphics Corporation and of our report dated August 29, 1994, related to the financial statements of Stratamodel, Inc. appearing in this Form 10-K of Landmark Graphics Corporation.



/s/  PRICE WATERHOUSE LLP


Houston, Texas
September 25, 1995